Dune Energy, Inc.
                         3050 Post Oak Blvd., Suite 695
                                Houston, TX 77056

                                                                January 19, 2007

      Re: Tender Offer for American Natural Energy Corporation 8% Convertible Debentures Due September 30, 2006 (the "Debentures"); Amendment to Schedule TO and Offer to Purchase

Dear Debenture Holder:

      Reference is made to letter dated December 28, 2006 from Dune Energy, Inc. ("Dune") tendering Dune's offer to purchase the above-referenced Debentures registered in your name upon and subject to the terms and conditions set forth in that Offer to Purchase Statement ("Offer to Purchase") enclosed therewith, which tender offer was further evidenced by that Tender Offer Statement on Schedule TO-T filed with the Securities and Exchange Commission (the "Commission") by Dune on such date.

      At the request of the Commission, we have now amended our Schedule TO-T ("Amendment No. 1") to provide summary financial data for Dune at each of December 31, 2005 and 2004 and for the year ended December 31, 2006, as well as at September 30, 2006 and for the nine-month period ended thereon, a copy of which is enclosed herewith. The summary financial data, enclosed herewith, is derived from financial statements contained in Dune's Annual Report on Form 10-KSB and September 30, 1996 Quarterly Report on Form 10-QSB incorporated in the Schedule TO-T and publicly available, together with Dune's other publicly-filed documents, at the Commissions website at http://www.sec.gov.

      None of the economic terms of the tender offer have been modified by Amendment No. 1, including the Purchase Price and the calculation on January 26, 2007 of the number of Dune Shares comprising the Purchase Price, all as set forth in the Offer to Purchase previously delivered to you. Moreover, a toll-free telephone number at 1-800-510-8522 (Attn: Matthew S. Cohen, Esq.) has been made available to debenture holders during the balance of the offering for purposes of ascertaining the representative Purchase Price with respect to the offer, calculated as if the 10-day trading period used for calculating the Purchase Price ended on the trading day preceding any telephone call.

      Other amendments made to the Offer to Purchase, as reflected in the amended and restated Offer to Purchase included as an exhibit to Amendment No. 1, are designed to explicitly ensure that (i) any waiver by Dune of any of the conditions to the tender offer shall be applicable to all debenture holders and

Debenture Holders
January 19, 2007
Page 2 of 3

(ii) no debenture holder is deemed to have released or waived Dune, implicitly or otherwise, from any liability under the securities laws that may arise in connection with the tender offer.

      The Amended and Restated Offer to Purchase is an exhibit to Amendment No. 1 and, together with Amendment No. 1, is accessible under the public filings of American Natural Energy Corporation at the Commission's website at http://www.sec.gov.

      Lastly, as a follow up to the December 28th correspondence, you are reminded that to validly tender your Debentures the Depositary must receive on or before January 31, 2007:

      1. Complete, sign (and obtain a Medallion Signature Guaranty for) the Letter of Transmittal delivered in our December 28th correspondence, as required on pages 2 and 3 thereof;

      2. Complete, sign (and obtain a Medallion Signature Guaranty for) the Transfer Form delivered in our December 28th correspondence; and

      3. Mail to Computershare Trust Company of Canada, as Depositary, the signed Letter of Transmittal, Transfer Form and the original Debentures and related certificates previously issued to you.

      If you have any questions concerning the tender offer, you are directed to contact Luce Lafontaine at the office of the Depositary at telephone number
(604) 661-0203 or Matthew S. Cohen, Esq. at Eaton & Van Winkle, LLP, as counsel for Dune, at (212) 779-9910.

                                              By Order Of the Board of Directors


                                              /s/ Richard M. Cohen
                                              ----------------------------------
                                              Richard M. Cohen
                                              Secretary, Dune Energy, Inc.

Enclosure: Summary Financial Data

                  Summary Financial Data of Dune Energy, Inc.*

      The summary balance sheet data and the statement of operations data of the Company set forth below are derived from the financial statements of the Company incorporated herein by reference to its periodic filings with the SEC, copies of which are publicly available over the Internet at the SEC's website at http://www.sec.gov, as provided in the Offer to Purchase in the section entitled "Where You Can Find More Information". This financial data should be read in conjunction with, and is qualified in its entirety by reference to, such financial statements and all of the financial information and notes contained therein.

      The financial sheet data as of December 31, 2005 and 2004 and for the year then ended have been derived from the financial statements of the Company audited by Malone & Bailey, PC, which financial statements are incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 previously filed with the SEC. The financial data for the nine-month periods ended September 30, 2006 and September 30, 2005 have been derived from the unaudited financial statements incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2006 previously filed with the SEC. These unaudited financial statements have been prepared on a basis substantially consistent with the audited financial statements and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company's results of operations. The interim results are not necessarily indicative of results to be expected for the full year, and the historical results are not necessarily indicative of results to be expected in any future period.

Summary Financial Data

                                                 Nine Months Ended                      Year Ended
                                                   September 30,                        December 31,
                                               2006              2005             2005              2004
                                            -----------------------------------------------------------------
Operating Data
Total revenues                              $  4,171,890      $  2,046,259      $  3,742,278     $  1,022,297
Operating loss                                (2,637,058)         (605,862)         (612,772)      (1,079,717)
Net loss                                      (7,461,734)       (1,003,635)       (1,584,643)      (1,114,961)

Net loss per share:
   Basic and diluted                        $      (0.13)     $      (0.02)     $      (0.03)    $      (0.04)

                                           September 30,      December 31,
                                               2006               2005
                                            ------------------------------
Balance Sheet Data
Current assets                              $  8,848,062      $  5,350,087
Noncurrent assets                             69,360,422        53,181,692
Total assets                                  78,208,484        58,531,779
Current liabilities                            4,568,359         4,280,024
Noncurrent liabilities                        42,836,654        39,366,749
Total liabilities                             47,405,013        43,646,773
Shareholder's equity                          30,803,471        14,885,006

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* Excerpt from amended tender offer statement on Schedule TO-T/A (Amendment No.
1) filed with the Securities and Exchange Commission on June 17, 2007.